Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 033-62029 and 333-64921) of our report dated June 25, 2008, relating to the financial statements and supplemental schedule of the Iomega Retirement and Investment Savings Plan Form 11-K for the year ended December 31, 2007.

/s/ BDO Seidman, LLP
BDO Seidman, LLP

Costa Mesa, California

June 25, 2008

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